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                            REGISTRATION RIGHTS AGREEMENT

    THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of March 11, 1997, by and among Apple South, Inc., a Georgia corporation (the "Company"), Apple South Financing I, a special purpose business trust created under the laws of the State of Delaware (the "Trust") and J.P. Morgan Securities Inc. and Smith Barney Inc., as the initial purchasers (the "Initial Purchasers") pursuant to the Purchase Agreement dated as of March 6, 1997 among the Company, the Trust and the Initial Purchasers (the "Purchase Agreement").

    This Agreement is made pursuant to the Purchase Agreement which provides for the sale by the Trust to the Initial Purchasers of an aggregate of up to 2,000,000 (2,300,000 if the Initial Purchaser's over-allotment option is exercised in full) of its $3.50 Term Convertible Securities, Series A (together with all Convertible Subordinated Debentures of the Company distributed to the Holders (as hereinafter defined), the "Trust Preferred Securities").

    In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Trust and the Company have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights with respect to the Trust Preferred Securities set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

    In consideration of the foregoing, the parties hereto agree as follows:

    1.   DEFINITIONS.

    As used in this Agreement, the following capitalized defined terms shall have the following meanings:

    "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

    "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

    "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

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    "Holder" shall mean any of the Initial Purchasers, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities.

    "Initial Purchasers" shall have the meaning set forth in the preamble.

    "Majority Holders" shall mean the Holders of a majority of the aggregate liquidation preference amount of outstanding Registrable Securities; PROVIDED that, for purposes of Section 5(b), whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Trust or the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) shall not be considered outstanding and shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

    "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

    "Prospectus" shall mean the prospectus included in the Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

    "Purchase Agreement" shall have the meaning set forth in the preamble.

    "Registrable Securities" shall mean the Trust Preferred Securities; PROVIDED, HOWEVER, that the Trust Preferred Securities shall cease to be Registrable Securities when (i) the Registration Statement with respect to such Trust Preferred Securities shall have been declared effective under the 1933 Act and such Trust Preferred Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Trust Preferred Securities have been sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule
144A) under the 1933 Act or (iii) such Trust Preferred Securities shall have ceased to be outstanding.

    "Registration Expenses" shall mean any and all expense incident to performance of or compliance by the Trust and the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws, (iii) all expenses of any Person in preparing or assisting in preparing, word processing, printing and distributing, at the request of the Trust or the Company, the Registration Statement, Prospectus, any


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amendments or supplements thereto, any underwriting agreement, securities sales agreement and other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of counsel for each of the Trust and the Company and the fees and disbursements of one counsel for the Holders incurred on or before the initial effectiveness of the Registration Statement, which counsel shall be counsel for the Initial Purchasers or other counsel selected by the Trust or the Company and not objected to by the Majority Holders ("counsel for the Holders"), (v) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder and (vi) the fees and expenses of listing the Registrable Securities on any securities exchange or quotation system in accordance with
Section 3(n) hereof.

    "Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(a) of this Agreement which covers all of the Registrable Securities (except Registrable Securities that the Holders have elected not to include in such Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

    "SEC" shall mean the Securities and Exchange Commission.

    "Shelf Registration" shall mean a registration effected pursuant to Section 2(a) hereof.

    "Trust" shall have the meaning set forth in the preamble.

    "Trust Preferred Securities" shall have the meaning set forth in the preamble.

    "Underwriters" shall have the meaning set forth in Section 3 hereof.

    "Underwritten Offering" shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

    2.   REGISTRATION UNDER THE 1933 ACT.

    (a) The Trust and the Company shall use their best efforts to cause to be filed as soon as practicable, and not later than the 90th day after the original issuance of the Trust Preferred Securities a Registration Statement providing for the sale of the


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Registrable Securities and to have such Registration Statement declared effective by the SEC. Each of the Trust and the Company agree to use their best efforts to keep the Registration Statement continuously effective until the date that is the third anniversary of the effective date thereof or such shorter period that will terminate when all of the Registrable Securities covered by the Registration Statement have been sold pursuant to the Registration Statement. The Trust and the Company further agree to supplement or amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Trust and the Company for such Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use their best efforts to cause any such amendment to become effective and such Registration Statement to become usable as soon as practicable thereafter.

    (b) The Trust and the Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a). Each Holder shall pay all underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement.

    (c) The Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; PROVIDED, HOWEVER, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to the Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

    (d) Without limiting the remedies available to the Holders, the Trust and the Company acknowledge that any failure by the Trust or the Company to comply with their obligations under Section 2(a) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damage for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Trust's and the Company's obligations under Section 2(a) hereof.

    3.   REGISTRATION PROCEDURES.

    In connection with the obligations of each of the Trust and the Company with respect to the Registration Statement pursuant to Section 2(a) hereof, the Trust and the Company shall reasonably promptly:

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    (a)  prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form shall (x) be selected by the Trust and the Company, (y) be available for the sale of the Registrable Securities by the selling Holders thereof and (z) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

    (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause the Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; and keep the Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities;

    (c) furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers and to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of the Prospectus, including the preliminary Prospectus and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Trust and the Company consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

    (d) use its best efforts (i) to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by the Registration Statement shall reasonably request in writing a reasonable time prior to the time the Registration Statement is declared effective by the SEC and (ii) to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; PROVIDED, HOWEVER, that neither the Trust nor the Company shall be required to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify but for this Section 3(d), (B) file any general consent to service of process or (C) subject themselves to taxation in any such jurisdiction if they are not so subject;

    (e) notify each Holder of Registrable Securities, counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) and, if requested by such Persons, confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to the Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of the Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Trust and the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Trust and the Company receive any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period the Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Trust and the Company that a post-effective amendment to the Registration Statement would be appropriate;

    (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

    (g) furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

    (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws) and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

    (i) upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Trust and the Company have amended or supplemented the Prospectus to correct such misstatement or omission;

    (j) a reasonable time prior to the filing of the Registration Statement, Prospectus, any amendment to the Registration Statement or amendment or supplement to the Prospectus, or any document which is to be incorporated by reference into the Registration Statement or Prospectus after the initial filing of the Registration Statement, provide copies of such document to the Initial Purchasers and their counsel and to counsel for the Holders and make such of the representatives of the Trust and the Company as shall be reasonably requested by the Initial Purchasers or their counsel and counsel for the Holders available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, Prospectus or any amendment of or supplement to the Registration Statement or the Prospectus or any document which is to be incorporated by reference into the Registration Statement or the Prospectus, of which the Initial Purchasers and their counsel and counsel for the Holders shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel and counsel for the Holders shall reasonably object;

    (k) obtain a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement;

    (l) make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Trust and the Company, and cause the respective officers, directors and employees of each of the Trust and the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration Statement, in each case that would customarily be reviewed or examined in connection with "due diligence" review of the Trust and the Company;

    (m) if reasonably requested by any Holder of Registrable Securities covered by the Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such

Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing;

    (n) cause all Registrable Securities covered by the Registration Statement to be (i) listed on each securities exchange or quotation system on which similar securities issued by either of the Trust or the Company are then listed, if so requested by the Majority Holders and (ii) rated with the appropriate rating agencies, if so requested by the Majority Holders; and

    (o) in the case of an Underwritten Offering, enter into such customary agreements and take all such other customary actions in connection therewith (including, those reasonably requested by counsel for the Holders) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Trust, the Company and the Company's subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Trust and the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Trust and the Company (and, if necessary, any other certified public accountant of any subsidiary of the Trust and the Company, or any business acquired by the Trust and the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by counsel for the Holders to evidence the continued validity of the representations and warranties of the Trust and the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions in an underwriting agreement. In the case of any Underwritten Offering, the Company shall provide written notice to the Holders of all Registrable Securities of such Underwritten Offering at least 30 days prior to the filing of a prospectus supplement for such Underwritten Offering. Such notice shall (x) offer each such Holder the right to participate in such Underwritten Offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such Underwritten Offering and (z) include the

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instructions such Holder must follow in order to participate in such
Underwritten Offering.

    The Trust and the Company may require each Holder of Registrable Securities to promptly furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Trust and the Company may from time to time reasonably request in writing.

    Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

    If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to the Registration Statement, the Trust and the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

    The Holders of Registrable Securities covered by the Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Holders of a majority in liquidation preference amount of the Registrable Securities included in such offering.

    4.   INDEMNIFICATION AND CONTRIBUTION.

    (a) Each of the Trust and the Company agree to indemnify and hold harmless each Initial Purchaser, each Holder and each Person, if any who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Initial Purchaser or any Holder, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto pursuant to which Registrable


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Securities were registered under the 1933 Act, including all documents incorporated therein by reference), or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Trust or the Company shall have furnished any amendments or supplements thereto), or arising out of or based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Initial Purchaser or Holder furnished in writing to the Company by or on behalf of any Initial Purchaser or Holder expressly for use in connection therewith. In connection with any Underwritten Offering permitted by Section 3 hereof, each of the Trust and the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

    (b) Each Initial Purchaser and each Holder agrees, severally and not jointly, to indemnify and hold harmless the Trust, the Company, their directors and officers, and any person who controls the Trust or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Trust and the Company to such Initial Purchaser or Holder, but only with respect to information relating to such Initial Purchaser or Holder furnished in writing by or on behalf of such Initial Purchaser or Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

    (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all persons, if any, who control any of the Initial Purchasers within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Trust, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Trust within the meaning of either such Section and (d) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all persons, if any, who control any Holders within the meaning of either such Section. Any such separate firm for the Initial Purchasers and such control persons of Initial Purchasers shall be designated in writing by the Initial Purchasers, any such separate firm for the Holders and such control persons of Holders shall be designated in writing by the Majority Holders, any such separate firm for the Company, its directors, its officers and such control persons of the Company shall be designated in writing by the Company and any such separate firm for the Trust, its directors, its officers and such control persons of the Trust shall be designated in writing by the Trust. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

    (d) If the indemnification provided for in this Section 4 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Trust and the Company on the one hand and the Initial Purchasers or Holders on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Trust and the Company on the one hand and the Initial Purchasers or Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by Initial Purchaser or the Holders on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    (e) The Trust, the Company, each Initial Purchaser and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Initial Purchasers and the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, (i) no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities purchased by such Initial Purchaser were offered exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 4 are several in proportion to the aggregate principle amount of Trust Preferred Securities sold by them pursuant to such Registration Statement.

    (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 4 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 4 and the representations and warranties of the Trust and the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchasers, any Holder or any person controlling any Initial Purchaser, any Holder, the Trust's or the Company's directors or officers or any person controlling the Trust or the Company, (ii) any termination of this Agreement and (iii) any sale of Registrable Securities pursuant to the Registration Statement.

    5.   MISCELLANEOUS.

    (a) NO INCONSISTENT AGREEMENTS. Neither the Trust nor the Company have not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of either of the Trust's or the Company's other issued and outstanding securities under any such agreements.

    (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Trust and the Company have obtained the written consent of Holders of at least a majority in aggregate liquidation preference amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent.

    (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Trust by means of a notice given in accordance with the provisions of this
Section 5(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Trust or the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 5(c).

    All such notices and communications shall be deemed to have been duly given at the time delivered, if personally delivered; five business days after being deposited in the mail, postage pre-paid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

    (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment or assumption, subsequent Holders; PROVIDED that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferees of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities, shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. No Initial Purchaser shall have any liability or obligation to either of the Trust or the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, the obligations of such Holder under this Agreement.

    (e) PURCHASES AND SALES OF TRUST PREFERRED SECURITIES. Neither the Trust nor the Company shall, and shall use best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Trust Preferred Securities other than to the Trust, the Company or their respective affiliates.

    (f) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Trust and the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

    (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (i) GOVERNING LAW. This Agreement shall be governed by laws of the State of New York.

    (j) SEVERABILITY. In the event that one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       APPLE SOUTH FINANCING I

                                       By: APPLE SOUTH, INC., as Sponsor



                                       By
                                         ---------------------------------
                                         Name:
                                         Title:


                                       APPLE SOUTH, INC.


                                       By
                                         ---------------------------------
                                         Name:
                                         Title:


Confirmed and accepted as of
 the date first above written:

J.P. MORGAN SECURITIES INC.
SMITH BARNEY INC.

Acting severally on behalf of themselves and the several Initial Purchasers

By: J.P. Morgan Securities Inc.
    Acting severally on behalf of itself
    and the several Initial Purchasers


By
  ---------------------------------
  Name:
  Title: